DREYFUS MUNICIPAL FUNDS, INC.
- Dreyfus Premier High Yield Municipal Bond Fund
Registration No. 811-6377

Sub-Item 77I

The Fund's Board authorized the issuance of new classes for Dreyfus Premier High Yield Municipal Bond Fund (a series of the Registrant), descriptions of which appear in the documents incorporated by reference below:

1. Dreyfus Premier High Yield Municipal Bond Fund’s Prospectus and Statement of Additional
Information, incorporated by reference to Post-Effective Amendment No. 30 the Registrant's
Registration Statement on Form N-1A, filed on March 15, 2007.

2. The Registrant’s Articles of Amendment, incorporated by reference to Exhibit (a)(3) of Post-
Effective Amendment No. 30 the Registrant's Registration Statement on Form N-1A, filed on March
15, 2007.

3. The Registrant’s Articles Supplementary, incorporated by reference to Exhibit (a)(5) of Post-
Effective Amendment No. 30 to the Registration’s Registration Statement on Form N-1A, filed on
March 15, 2007.

4. The Registrant’s Shareholder Services Plans for Class A and Class C shares, incorporated by reference to Exhibit (h) of Post-Effective Amendment No. 30 to the Registrant’s Registration
Statement on Form N-1A, filed on March 15, 2007.

5. The Registrant’s Rule 12b-1 Service Plan for Class Z shares, incorporated by reference to Exhibit
(m)(1) of Post-Effective Amendment No.30 to the Registrant’s Registration Statement on Form N-1A,
filed on March 15, 2007.

6. The Registrant’s Rule 12b-1 Distribution Plan, incorporated by reference to Exhibit (m)(2) of Post-
Effective Amendment No. 30 to the Registrant’s Registration Statement on Form N-1A, filed on
March 15, 2007.

7. The Registrant’s 18f-3 Plan, incorporated by reference to Exhibit (n) of Post-Effective Amendment
No. 30 to the Registrant’s Registration Statement on Form N-1A, filed on March 15, 2007.